Exhibit 99B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ING Partners, Inc.

We consent to the use of our report dated February 24, 2010, incorporated herein by reference, on the financial statements of ING Fidelity VIP Growth Portfolio and ING Fidelity VIP Contrafund Portfolio, each a series of ING Partners, Inc. and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus.

/s/ KPMG LLP

Boston, Massachusetts

May 5, 2010